EXHIBIT 99.1.4

RETURN DATE: SEPTEMBER 4, 2012	: SUPERIOR COURT

STARBOARD RESOURCES, INC.	: J.D. OF STAMFORD

v.	: AT STAMFORD

CHARLES HENRY III, AHMED AMMAR,
JOHN P. VAILE AS TRUSTEE OF
JOHN P VAILE LIVING TRUST, JOHN PAUL
OTIENO, SOSVENTURES LLC, BRADFORD
HIGGINS, WILLIAM MAHONEY, ROBERT J.
CONRADS, EDWARD M CONRADS,
WILLIAM F. PETTINATI, JR, INDIVIDUALLY
AND DERIVATIVELY ON BEHALF OF
GIDDINGS OIL & GAS LP, HUNTON OIL
PARTNERS LP, ASYM ENERGY FUND III LP,
GREGORY IMBRUCE, GIDDINGS
INVESTMENTS LLC, GIDDINGS GENPAR LLC,
HUNTON OIL GENPAR LLC, ASYM
CAPITAL III LLC, GLENROSE HOLDINGS LLC
and ASYM ENERGY INVESTMENTS LLC	: AUGUST 8, 2012

BILL OF INTERPLEADER

1.             This bill of interpleader is brought pursuant to Connecticut General Statutes § 52-484 and Practice Book §§ 23-43 and 23-44.

2.             Plaintiff, STARBOARD RESOURCES, Inc. ("Starboard"), is a Delaware corporation headquartered in Texas with a business office at 300 E. Sonterra Boulevard, Suite 1220, San Antonio, Texas 78258.

3.             Defendant, Charles Henry III ("Henry"), is an individual with an address at 1021 Main Street, Suite 2626, Houston, Texas 77702, and is a limited partner in defendant, Giddings Oil & Gas, LP ("Giddings LP"), Hunton Oil Partners LP ("Hunton LP"), and ASYM Energy Fund III LP ("ASYM Energy LP").

4.             Giddings LP is a Delaware Limited Partnership with its headquarters in Connecticut.

5.             Hunton LP is a Delaware Limited Partnership with its headquarters in Connecticut.

6.             ASYM Energy LP is a Delaware Limited Partnership with its headquarters in Connecticut.

7.             Defendant, AHMED AMMAR ("Ammar"), is an individual with an address at 1021 Main Street, Suite 2626, Houston, Texas 77702, and is a limited partner in Giddings LP, Hunton LP and ASYM Energy LP.

8.             Defendant, JOHN P. VAILE AS TRUSTEE OF JOHN P VAILE LIVING TRUST ("Vaile"), is an individual with an address at 2920 North Commonwealth Avenue, Chicago, Illinois 60657, and is a limited partner in Giddings LP.

9.             Defendant, JOHN PAUL OTIENO ("Otieno"), is an individual with an address at 743 Oxford, Houston, Texas 77707, and is a limited partner in Giddings LP, Hunton LP and ASYM Energy LP.

10.           Plaintiff, SOSVENTURES LLC ("SOSv"), is a Delaware limited liability company with its principal place of business in Connecticut, and is a limited partner in Giddings LP and ASYM Energy LP.

11.           Defendant, BRADFORD HIGGINS ("Higgins"), is an individual who resides at 1079 Oenoke Ridge, New Canaan, Connecticut 06840. Higgins is a beneficiary of his IRA's limited partnership interest in Giddings LP. Higgins is a limited partner in Hunton LP.

12.           Defendant, WILLIAM MAHONEY ("Mahoney"), is an individual with an address at 991 Ponus Ridge Road, New Canaan, Connecticut 06840, and is a limited partner in Giddings LP and ASYM Energy LP.

13.           Defendant, ROBERT J. CONRADS ("Robert Conrads"), is an individual with an address at Maritime Plaza, Suite 1975, San Francisco, CA 94111, and is a limited partner in Giddings LP and ASYM Energy LP.

14.           Defendant, EDWARD M. CONRADS ("Edward Conrads”) is an individual with an address at Maritime Plaza, Suite 1975, San Francisco, CA 94111, and is a limited partner in Giddings LP and ASYM Energy LP.

15.           Defendant, WILLIAM F. PETTINATI, JR. ("Pettinati"), is an individual with an address at 19 Huntington Woods Estates Drive, Tomball, Texas 77371, and is a limited partner in Giddings LP.

16.           Henry, Ammar, Vaile, Otieno, SOSv, Higgins, Mahoney, Robert Conrads, Edward Conrads, and Pettinati are collectively referred to herein as the "Limited Partners."

17.           Defendant, GREGORY IMBRUCE ("Imbruce"), is an individual who, upon information and belief, resides at 92 Turtle Back Road, New Canaan, Connecticut 06840.

18.           Defendant, GIDDINGS INVESTMENTS LLC ("Giddings LLC"), is a Delaware limited liability company located at 1055 Washington Blvd, Suite 410, Stamford, CT 06901, and, upon information and belief, is solely owned by Imbruce or one of his affiliates.

19.           Upon information and belief, at all relevant times, Giddings LLC was owned and controlled by Imbruce, who exercised complete control over Giddings LLC with respect to all aspects of the business and its finances, including as to all dealings with Giddings LP, the Limited Partners, and plaintiff, Starboard.

20.          Defendant, GIDDINGS GENPAR LLC ("Genpar") is a Delaware limited liability company, having its business address at 1055 Washington Blvd, Suite 410, Stamford, CT 06901.

21.           At all relevant times, Genpar was the General Partner of Giddings LP.

22.           Defendant, HUNTON OIL GENPAR LLC ("Hunton Genpar") is a Delaware limited liability company, and headquartered in Connecticut, having its business address at 1055 Washington Blvd, Suite 410, Stamford, CT 06901.

23.           At all relevant times, Hunton Genpar was the General Partner of Hunton LP, and was controlled by Imbruce and was the alter ego of Imbruce.

24.           Defendant, ASYM CAPITAL III LLC ("Asym Genpar") is a Delaware limited liability company, and headquartered in Connecticut, having its business address at 1055 Washington Blvd, Suite 410, Stamford, CT 06901.

25.           At all relevant times, Asym Genpar was the General Partner of ASYM Energy LP, and was controlled by Imbruce and was the alter ego of Imbruce.

26.           Defendant, GLENROSE HOLDINGS LLC ("Glenrose"), is a Delaware limited liability company, headquartered in Connecticut, having its business address at 1055 Washington Blvd, Suite 410, Stamford, CT 06901, and is the alter ego of Imbruce.

27.           Defendant, ASYM ENERGY INVESTMENTS LLC ("Asym LLC"), is a Delaware limited liability company, headquartered in Connecticut, having its business address at 1055 Washington Blvd, Suite 410, Stamford, CT 06901, is an affiliate of Glenrose, and the alter-ego of Imbruce.

28.           On July 18, 2012, Henry, Giddings LP, Hunton LP, ASYM Energy LP, Ammar, Vaile, Otieno, SOSv, Higgins, Mahoney, Robert Conrads, Edward Conrads and Pettinati brought a civil suit against Imbruce, Giddings LLC, Genpar, Hunton Genpar, Glenrose, ASYM LLC and Starboard in the Judicial District of Stamford bearing a docket number FST-CV-12-5013927-S (“Henry Civil Action”).

29.           The Henry Civil Action plaintiffs make claims for injunctive relief, fraud, breach of fiduciary duties, conversion, civil theft, violation of the Connecticut Unfair Trade Practices Act, unjust enrichment, civil conspiracy, imposition of a constructive trust and an action for accounting.  The Henry Civil Action plaintiffs specifically allege that 550,000 Common Stock Shares of Starboard Resources, Inc. (“Common Stock Shares”) purportedly to be issued to Giddings Investments LLC are the result of an unlawful conversion of assets of Giddings Oil and Gas LP which is beneficially owned by certain Henry Civil Action plaintiffs.   The Henry Civil Action plaintiffs seek injunctive relief against plaintiff enjoining plaintiff from issuing the Common Stock Shares.

30.           Henry, Giddings LP, Hunton LP, ASYM Energy LP, Ammar, Vaile, Otieno, SOSv, Higgins, Mahoney, Robert Conrads, Edward Conrads and Pettinati admit that the plaintiff Starboard is merely a nominal defendant for purposes of injunctive relief.

31.           On behalf of plaintiff, the plaintiff’s transfer agent is holding the Common Stock Shares in book entry form referencing the Henry Civil Action.

32.           A dispute has arisen between the defendants as to which person is entitled to the Common Stock Shares and the plaintiff is unable to determine whom the same is payable.

33.           Henry, Giddings LP, Hunton LP, ASYM Energy LP, Ammar, Vaile, Otieno, SOSv, Higgins, Mahoney, Robert Conrads, Edward Conrads and Pettinati claim they are entitled to the Common Stock Shares.

34.           Imbruce, Giddings LLC, Genpar, Hunton Genpar, Glenrose, ASYM LLC claim they are entitled to the Common Stock Shares.

35.           The plaintiff has and claims no beneficial interest in the Common Stock Shares, and is willing to disburse the same over to such person as is lawfully entitled to receive the same, and plaintiff is ready, willing and able to pay or instruct its transfer agent to book the Common Stock Shares into the court or to whichever defendant the court may order or direct.

36.           The plaintiff has been obliged to employ an attorney and incur costs to bring this action.

WHERFORE, the plaintiff claims:

a.           An interlocutory judgment requiring the defendants to interplead together concerning their claims to the Common Stock Shares now in the hands of the plaintiff;

b.           That upon disbursement of the Common Stock Shares in the hands of the plaintiff to such person, persons or entity as the court may order, the plaintiff be discharged from all liabilities to the defendants in relation thereto; and

c.           That the plaintiff be allowed a reasonable sum for counsel fees and disbursements.

PLAINTIFF,
STARBOARD RESOURCES, INC.
__________________________
Samuel I. Reich, Esq.
Stephen P. Brown, Esq.
WILSON, ELSER, MOSKOWITZ, EDELMAN & DICKER LLP
1010 Washington Blvd.
Stamford, CT 06511
(203) 388-9100
(203) 388-9101 (facsimile)
Juris No: 412712
File No: